Exhibit 10.1.5.1

NONQUALIFIED STOCK OPTION AGREEMENT

UNDER CHESAPEAKE ENERGY CORPORATION

1999 STOCK OPTION PLAN

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”), made as of the grant date set forth on the Notice of Grant of Stock Options and Option Agreement attached to this Option Agreement (the “Notice”) at Oklahoma City, Oklahoma by and between the participant named on the Notice (the “Participant”) and Chesapeake Energy Corporation (the “Company”):

W I T N E S S E T H:

WHEREAS, the Participant is an employee of the Company or any Subsidiary of the Company, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company or any Subsidiary of the Company; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to “Chesapeake Energy Corporation 1999 Stock Option Plan” (the “Plan”), a copy of which has been provided to the Participant; and

WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Participant and the Company hereby agree as follows:

Section 1. Grant of Stock Option. The Company hereby grants to the Participant a nonqualified stock option (the “Stock Option”) to purchase all or any part of the number of shares of its common stock, par value $.01 (the “Stock”) as set forth on the Notice, under and subject to the terms and conditions of this Option Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes. The purchase price for each share to be purchased hereunder shall be the option price set forth on the Notice (the “Option Price”).

Section 2. Times of Exercise of Stock Option. After, and only after, the conditions of Section 9 hereof have been satisfied, the Participant shall be eligible to exercise the Stock Option pursuant to the vesting schedule set forth on the Notice (the “Vesting Schedule”). If the Participant’s employment with the Company (or of any one or more of the Subsidiaries of the Company) remains full-time and continuous at all times prior to any of the exercise dates specified on the Notice (the “Exercise Dates”), then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise the Stock Option and purchase on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares of Stock subject to the Stock Option set forth on the Notice by the designated percentage set forth on the Notice.

Section 3. Term of Stock Option. Subject to earlier termination as hereafter provided, the Stock Option shall expire at the close of business on the expiration date set forth on the Notice and may not be exercised after such expiration date; provided, however, in no event shall the term of the Stock Option be longer than ten years from the Date of Grant. At all times during the period commencing with the date the Stock Option is granted to the Participant and ending on the earlier of the expiration of the Stock Option or the date which is three months prior to the date the Stock Option is exercised by the Participant, the Participant must be an employee of either (i) the Company, (ii) a Subsidiary of the Company, or (iii) a corporation or a parent or a Subsidiary of such corporation issuing or assuming a Stock Option in a transaction to which Section 424(a) of the Code applies.

Section 4. Nontransferability of Stock Option. The Stock Option is not transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of the Participant, only by the Participant. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, the Stock Option contrary to the provisions hereof shall be null and void and without effect, shall give no right to any purported transferee and may, in the Committee’s sole discretion, result in the forfeiture of the Stock Option.

October 28, 2004

Section 5. Employment. So long as the Participant shall continue to be a full-time and continuous employee of the Company, a subsidiary, a partnership or a limited liability company which the Company controls, the Stock Option shall not be affected by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in such employment, or interfere in any way with the right of the employee to terminate the Participant’s employment at any time.

Section 6. Acceleration of Otherwise Unexercisable Stock Option on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the unvested shares subject to the Stock Option on the date of the Participant’s termination of employment due to a Disability, death or special circumstance, or as the Committee otherwise so determines. With respect to shares subject to the Stock Option for which the applicable Exercise Date(s) has occurred or for which the Committee has permitted purchase in accordance with the foregoing provisions, the Participant, or the representative of a deceased Participant, shall automatically have the right to purchase such shares within three months of such date of termination of employment, one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant.

Section 7. Method of Exercising Stock Option.

(a) Procedures for Exercise. The manner of exercising the Stock Option shall be by written notice to the Secretary of the Company at the time the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Stock Option. Such notice shall state the election to exercise the Stock Option, the number of shares of Stock to be purchased upon exercise, the form of payment to be used, and shall be signed by the person so exercising the Stock Option.

(b) Form of Payment. Payment in full for shares of Stock purchased under this Option Agreement shall accompany the Participant’s notice of exercise, together with payment for any applicable withholding taxes. Payment shall be made (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee having a Fair Market Value on the date of payment equal to the amount of the Option Price; or (iii) a combination thereof. In addition to the foregoing, the Committee may permit a Participant to elect to pay the Option Price by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

(c) Further Information. In the event the Stock Option is exercised, pursuant to the foregoing provisions of this Section 7, by any person other than the Participant due to the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person to exercise the Stock Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

Section 8. Acceleration of Stock Option Upon Corporate Event. If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant no less than 40 days prior to the anticipated effective date of the proposed transaction, and the Participant’s Stock Option shall become 100% vested. Prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his or her Stock Option to purchase any or all of the Stock then subject to such Stock Option. Each Participant,

October 28, 2004

by so notifying the Company in writing, may, in exercising his or her Stock Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the consummation of the transaction, in which event such Participant need not make payment for the Stock to be purchased upon exercise of such Stock Option until five days after receipt of written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Stock Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date such transaction is consummated. If the transaction is abandoned, (i) any Stock not purchased upon exercise of such Stock Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Stock Option not exercised prior to such abandonment shall have vested solely by operation of this Section 8, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Section 8, and the Vesting Schedule set forth in the Notice shall be reinstituted as of the date of such abandonment.

Section 9. Securities Law Restrictions. The Stock Option shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Stock subject to the Stock Option are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Participant acknowledges that any stock certificate representing Stock purchased under such circumstances will be issued with a restricted securities legend.

Section 10. Payment of Withholding Taxes. A Participant must pay the amount of taxes required by law upon the exercise of an Option in cash.

Section 11. Notices. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be delivered personally or mailed (U.S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

October 28, 2004